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                                                                 EXHIBIT 10.2


                            REPRESENTATIVE AGREEMENT

          This Agreement ("Agreement") is dated effective January 1, 1998 between Turbeco, Inc., a Texas corporation with its principal place of business at 7030 Empire Central Drive, Houston, Texas 77040 (hereafter referred to as "Turbeco"), and W. R. Inc., a Texas corporation with its principal place of business at 12615 Pebble Springs, Houston 77066 , (hereafter referred to as "Representative").

RECITALS

         Turbeco is a supplier and distributor of oilfield service equipment which provides centralization equipment for the oil and gas industry.

         Turbeco and Representative desire that Representative act as a non-exclusive independent representative for the promotion and sale of Turbeco's product lines under the terms and conditions of this Agreement.

         In consideration of the promises and representations hereinafter made by the parties hereto, it is agreed as follows:
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                                   ARTICLE I

                                TERM OF CONTRACT

1.1 TERM OF CONTRACT: This Agreement will become effective on January 1, 1998 and will continue in effect for a period of twelve (12) months unless sooner terminated.

1.2 AUTOMATIC RENEWAL: This Agreement shall be renewed automatically for succeeding terms of twelve (12) months each unless either party gives notice to the other at least sixty (60) days prior to the expiration of any term of its intention not to renew.

1.3 "CONTRACT TERM" DEFINED: As used herein, the phrase "contract term" refers to the entire period during which Representative renders services to Turbeco hereunder, whether for the period provided above, or whether terminated earlier as hereinafter provided or extended by mutual agreement between Turbeco and Representative.

ARTICLE II

APPOINTMENT AND TERRITORY

2.1 APPOINTMENT AND TERRITORY: Turbeco hereby appoints and grants Representative the nonexclusive and non- assignable right to sell the products of Turbeco anywhere in the world. A list of the products of Turbeco (the "Products") is set forth and described in Exhibit A attached hereto, and may be modified from time to time by Turbeco upon thirty (30) days written notice to Representative.



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2.2      INDEPENDENT CONTRACTORS: The relationship of Turbeco and
Representative will be that of independent contractors, and nothing contained in this Agreement will constitute the parties as partners, joint ventures, employer and employee, or otherwise as agents or participants in a joint undertaking. In all matters relating to this Agreement, neither Representative nor its employees or agents are or will act as employees of Turbeco within the meaning or application of any federal or state unemployment insurance laws, old age benefit laws, social security laws, workers' compensation or industrial accident laws, or under any other laws or regulations which may impute any obligations or liability to Turbeco by reason of an employment relationship.

2.3 REPRESENTATIVE'S FINANCIAL OBLIGATIONS: Representative will not create or assume any financial obligations on behalf of Turbeco, and all financial obligations associated with Representative's business will be the sole responsibility of the Representative. Representative will be solely responsible for damages or lawsuits (including reasonable attorneys' fees) arising out of the acts or omissions of Representative, its employees and agents.

ARTICLE III

RESPONSIBILITIES OF REPRESENTATIVE

3.1 PROMOTE SALES: The Representative shall make his best efforts to diligently promote the sale and general acceptance of the Products, to provide coverage for existing accounts, and to pursue new or potential accounts on a regular basis consistent with good business practice, and bear all expenses incurred by it with respect thereto.



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3.2      COOPERATE IN ADVERTISING:  Representative will cooperate with and assist Turbeco in advertising and merchandising campaigns.

3.3      MAINTAIN OFFICE:   Representative will maintain an office which will
be open during normal business hours, and may employ such personnel, if any, at such compensation and on such other conditions as Representative deems appropriate to sell and promote the Products.

3.4 SELL COMPETING PRODUCTS: Representative will refuse any agency or representative position to sell, and will prohibit any of its employees from selling, any product or products of another manufacturer, dealer, or distributor which will directly or indirectly compete or conflict with the Products, without obtaining prior written consent from Turbeco.

3.5 CUSTOMER-RELATED RESPONSIBILITIES: Representative will assist Turbeco in locating prospective customers of the Products and provide all pertinent information concerning the Products to prospective customers; promptly transmit to Turbeco all customer inquiries, complaints and other important information Representative obtains from or with respect to such customers; assist customers in placing orders for the Products, promptly transmit such orders to Turbeco, and assist in expediting deliveries of the Products to customers of the Products.

3.6 MEETINGS AND TRADE SHOW ATTENDANCE: Representative will attend, and promote the Products in, such trade shows, conventions and exhibits as Turbeco reasonably requests, and attend any sales meetings held by Turbeco to which Turbeco invites Representative with reasonable notice.


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3.7      GENERAL COVENANTS:   Representative will conduct business in a manner
that reflects favorably at all times on the Products and on the good name, goodwill and reputation of Turbeco; avoid deceptive, misleading or unethical practices that are or might be detrimental to Turbeco, the Products or the public; make no false or misleading representations with regard to Turbeco or the Products; not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to Turbeco or the Products; make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of the Products that are inconsistent with the literature distributed by Turbeco; and not enter into any contract or engage in any practice detrimental to the interests of Turbeco.

3.8 MARKET CONDITIONS: Representative will advise Turbeco promptly concerning any market information that comes to Representative's attention respecting Turbeco, the Products, Turbeco's market position or the continued competitiveness of the Products in the marketplace, and confer with Turbeco from time to time at the request of Turbeco, on matters relating to market conditions, sales forecasting and product planning relating to the Products.


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ARTICLE IV

RESPONSIBILITIES OF TURBECO

4.1 SALES INFORMATION: Turbeco will provide Representative with Turbeco's standard sales and technical information and literature regarding the Products.

4.2 PRODUCT ASSISTANCE: Turbeco will provide reasonable sales and service assistance with respect to the Products.

4.3 TERMS AND CONDITIONS: Turbeco will establish and revise, from time to time, Product pricing, terms, conditions of sale, and sales programs, including such credit arrangements as may be deemed appropriate by Turbeco, and promptly furnish Representative with copies of all such terms and conditions, price lists, and Product price schedules, as then in effect.

4.4 PROMOTIONAL MATERIAL: Turbeco will furnish Representative, at no charge, with reasonable amounts of Turbeco's standard promotional sales and technical information, literature and brochures and, to the extent reasonably practicable, provide such information in advance of initial introduction or sales of new or redesigned products.

ARTICLE V

REPRESENTATIVE COMPENSATION

5.1      FLAT RATE:   Representative's sole compensation under this Agreement
shall be a monthly payment of Twelve Thousand Five Hundred Dollars ($12,500.00), payable by the end of each month of the term.


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ARTICLE VI

ORDERS, PRICES AND TERMS

6.1 TURBECO CONTROL OF TERMS, CONDITIONS AND ORDERS: Turbeco will establish and have exclusive control over all prices, discounts, specifications, terms and conditions concerning sales of the Products, all of which may be changed from time to time by Turbeco, with or without notice. All sales will be F.O.B. Turbeco's warehouse in Houston, Texas.

6.2 CREDIT RISKS AND COLLECTIONS: Turbeco will be responsible for all credit risks and collections; however, Representative will provide reasonable assistance to Turbeco in the collection of sums owed by customers whose orders were solicited by Representative.

6.3 SHIPMENT AND PAYMENT: All Products for which orders under this Agreement are accepted by Turbeco will be shipped and billed by Turbeco directly to the customer. All invoice payments are to be made directly to Turbeco by the customer. If any payments are received by Representative in error, Representative will immediately forward such payments to Turbeco in full.



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ARTICLE VII

PROPRIETARY INFORMATION

7.1 REPRESENTATIVE'S CONFIDENTIALITY OBLIGATION: Representative acknowledges that in the course of performing its obligations under this Agreement, it may obtain information relating to Turbeco and the Products which is confidential to Turbeco (the "Proprietary Information"). The Proprietary Information includes without limitation trade secrets, know-how, inventions, techniques, processes, programs, diagrams, schematics, customer and financial information and sales and marketing plans. Representative will (a) use the Proprietary Information only in connection with fulfilling its obligations under this Agreement, (b) during the term of this Agreement and for a period of two (2) years thereafter, hold the Proprietary Information in strict confidence and exercise due care with respect to its handling and protection of the Proprietary Information, at a minimum complying with its own policies concerning protection of its own proprietary and/or trade secret information and (c) disclose, divulge or publish the same only to such of its employees or representatives who (i) have a need to know or have access to Turbeco's Proprietary Information in order for such employees or representatives to carry out the purposes of this Agreement, and (ii) have executed nondisclosure agreements binding them not to use or disclose the Proprietary Information except as permitted herein and to no other person or entity, whether for its own benefit or for the benefit of any other person or entity. Representative further agrees to return all copies of all Proprietary Information in its possession, control or custody immediately upon termination or expiration of this Agreement.


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7.2      USE TURBECO TRADEMARKS AND TRADE NAMES:  During the term of this
Agreement, Representative is authorized by Turbeco to use the trademarks, trade names, logos and designations used by Turbeco for the Products in connection with Representative's advertisement and promotion of the Products. Representative's use of such trademarks, trade names, logos and designations will be in accordance with Turbeco's policies in effect from time to time, including but not limited to trademark usage and cooperative advertising policies.

7.3 REPRESENTATIVE DOES NOT ACQUIRE RIGHTS: Representative has paid no consideration for the use of Turbeco's trademarks, trade names, logos, designations or copyrights, and nothing contained in this Agreement will give Representative any right, title or interest in any of them. Representative acknowledges that Turbeco, either as an actual owner or licensee, owns and retains all trade names, trademarks, logos, designations, copyrights and other proprietary rights in or associated with all the Products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any trademark, trade name, logo, designation or copyright and other proprietary rights belonging to or licensed to Turbeco.


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7.4      OBLIGATION TO PROTECT:  Representative agrees to use reasonable efforts to protect Turbeco's proprietary rights and to cooperate in Turbeco's efforts to protect its proprietary rights. Representative agrees to notify Turbeco of any known or suspected breach of Turbeco's proprietary rights that comes to Representative's attention. Representative acknowledges that only Turbeco has the right to sue for infringement of Turbeco's proprietary rights.

ARTICLE VIII

INDEMNIFICATION

8.1 NO INDEMNIFICATION OF REPRESENTATIVE: Turbeco will not be liable for any losses, injuries, damages or claims of any nature whatsoever which Representative may be subject to or incur as a result of any of its activities in connection with this Agreement.

8.2 INDEMNIFICATION BY REPRESENTATIVE: Representative will indemnify Turbeco and hold it harmless from any claims, losses or damages, including court costs and fees of attorneys and other professionals, for personal injury, tangible or intangible property damage or any other liability, arising from (i) the negligence or fault of Representative, its employees or agents, (ii) any use by Representative, its employees or agents of any trademarks, trade names, logos, designations, copyrights, patents or other proprietary rights relating to the Products, or (iii) any warranty made by Representative, its employees or agents relating to the Products.




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ARTICLE IX

TERMINATION

9.1 TERMINATION: This Agreement may be terminated at any time by either party hereto upon sixty (60) days written notice to the other party with or without cause.

9.2 COMPENSATION UPON TERMINATION: The Representative shall be entitled to receive its full flat rate monthly compensation prorated to the date of final termination of this agreement. Such pro-ration shall be based on a thirty (30) day month.

9.3 DUTIES AND RESPONSIBILITIES UPON TERMINATION. Upon termination or expiration of this Agreement: (i) Representative will cease to use any Turbeco trademark, trade name, logo or designation; and (ii) Representative will return all materials provided by Turbeco pursuant this Agreement and all materials containing any Proprietary Information.

9.4 DISCLAIMER OF FURTHER LIABILITY: In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party will be liable to the other because of such termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or good will of Turbeco or Representative. Turbeco's sole liability under the terms of this Agreement will be for any unpaid compensation as specified in paragraph 9.2 above.




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ARTICLE X

GENERAL PROVISIONS

10.1 ASSIGNMENT: This Agreement is not assignable by Representative and Representative may not delegate its duties hereunder without the prior written consent of Turbeco. Any attempted assignment in violation of this provision will be void and the provisions hereof will be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

10.2 NOTICES: All notices and demands hereunder will be in writing and will be served by personal service, facsimile transmission or mail at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party). All notices or demands by mail will be by certified or registered mail, return receipt requested, and will be deemed complete five (5) days after mailing.

10.3 SECTION HEADINGS AND LANGUAGE INTERPRETATION: The section headings contained herein are for reference only and will not be considered substantive parts of this Agreement. The use of the singular or plural form will include the other form, and the use of masculine, feminine or neuter genders will include the other genders.

10.4 GOVERNING LAW AND CHOICE OF FORUM: The laws of the State of Texas will govern all disputes arising out of or relating to this Agreement.


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10.5     CLAIMS AGAINST TURBECO:  Representative will notify Turbeco in writing of all claims arising from or in any way relating to this Agreement within three (3) months of the existence of such claims. If Representative fails to provide such written notice, such claims will be barred. This provision will survive any termination or expiration of this Agreement.

10.6 FORCE MAJEURE: Neither Turbeco nor Representative will be responsible for any failure to perform due to unforeseen circumstances or to causes beyond Turbeco's or Representative's control, including but not limited to acts of nature, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor or materials.

10.7 EQUITABLE RELIEF: Representative acknowledges that any breach of its obligations under this Agreement with respect to the proprietary rights or confidential information of Turbeco will cause Turbeco irreparable injury for which there are inadequate remedies at law, and therefore Turbeco will be entitled to receive in any court of competent jurisdiction injunctive, preliminary or other equitable relief in addition to damages, including court costs and fees of attorneys and other professionals, to remedy any actual or threatened violations of its rights with respect to such matters.

10.8 WAIVER: The waiver by Turbeco of any default by Representative will not waive subsequent defaults by Representative of the same or a different kind. By acceptance of this Agreement, Representative waives and releases any and all claims against Turbeco arising under prior agreements, whether oral or in writing.


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10.9     ATTORNEYS' FEES:  In the event any litigation is brought by either party in connection with this Agreement, the substantially prevailing party in such litigation will be entitled to recover from the other party all the costs, attorneys' fees and other expenses incurred by such party in the litigation, and need not bring a suit to final judgment to substantially prevail.

10.10 SEVERABILITY: In the event any of the provisions of this agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, the other provisions of this Agreement will remain in full force and effect.

10.11 ENTIRE AGREEMENT: This Agreement, together with its exhibits, constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreements previously existing between the parties with respect to such subject matter. Representative acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein. Any modifications of this Agreement must be in writing and signed by both parties hereto, except as provided in Section 2.1 of this Agreement.

10.12 EFFECTIVENESS: This Agreement will become effective only after it has been signed by Representative, and it has been accepted by Turbeco at its principal place of business.


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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the effective date set forth above.

TURBECO                           REPRESENTATIVE

By: /s/ WILLIAM G. JAYROE         By: /s/ WALLACE ROBERTSON
    ---------------------             ---------------------
    William G. Jayroe                 Wallace Robertson
    President and CEO                 President


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EXHIBIT A

TURBECO PRODUCTS




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